Exhibit 99.2

RYERSON INC.

OFFER TO EXCHANGE

UP TO $141,500,000 IN PRINCIPAL AMOUNT OF

FLOATING RATE SENIOR SECURED NOTES DUE 2014

FOR

ALL OF ITS OUTSTANDING

FLOATING RATE SENIOR SECURED NOTES DUE 2014 ISSUED AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AND

UP TO $425,000,000 IN PRINCIPAL AMOUNT OF

12% SENIOR SECURED NOTES DUE 2015

FOR

ALL OF ITS OUTSTANDING

12% SENIOR SECURED NOTES DUE 2015 ISSUED AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated                     , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Ryerson Inc. (the “Company”) under the heading “The Exchange Offer—How to tender — Guaranteed Delivery Procedures” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange:

•

up to $141,500,000 in principal amount of its Floating Rate Senior Secured Notes due 2014 (the “Floating Rate Exchange Notes”) for all of its outstanding Floating Rate Senior Secured Notes due 2014, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Initial Floating Rate Notes”); and

•

up to $425,000,000 in principal amount of its 12% Senior Secured Notes due 2015 (the “Fixed Rate Exchange Notes” and, together with the Floating Rate Exchange Notes, the “Exchange Notes”) for all of its outstanding 12% Senior Secured Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Initial Fixed Rate Notes” and, together with the Initial Floating Rate Notes, the “Initial Notes”).

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if the certificates for the Initial Notes and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or telegram or transmitted by facsimile transmission, mail or courier to the Exchange Agent.

To:

Wells Fargo Bank, National Association, (the “ Exchange Agent”)

By Facsimile:

(612) 667- 9825

Confirm by telephone:

(262) 361-4376

By Mail, Hand or Courier:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, Minnesota 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Holders who wish to tender more than one series of Initial Notes using the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal should complete separate Notices of Guaranteed Delivery for each of the Floating Rate Initial Notes and Fixed Rate Initial Notes.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial Notes

Tendered:

Certificate Nos.

(if available):

Total Principal Amount

Represented by Initial Notes

Certificate(s):

If Initial Notes will be delivered
by book-entry transfer at the
Depository Trust Company, insert:

Account Number:

Dated:                   ,      2008

Sign Here Signature(s): Please Print the Following Information Name(s): Address: Area Code and Tel. No(s):

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GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box: City: State: Zip Code:

Area Code and Tel. No.:

Dated:                     , 2008

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